EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Entity	State or Country of Incorporation
EPAM Systems Argentina S.R.L.	Argentina
EPAM Systems LLC	Armenia
EPAM Systems (Australia) Pty. Ltd.	Australia
EPAM Systems Austria GmbH	Austria
Emakina Central & Eastern Europe GmbH	Austria
NetLounge Cloud Services GmbH	Austria
EPAM Information Corporate Systems FPUE	Belarus
EPAM Systems FLLC	Belarus
EPAM Systems Belgium	Belgium – branch of Netherlands
Emakina Group Srl	Belgium
EPAM Systems Belgium Srl	Belgium
The Reference NV BV (BE)	Belgium
EPAM Systems Brazil LTDA.	Brazil
J8 Corp	British Virgin Islands
EPAM Systems Bulgaria EOOD	Bulgaria
EPAM Systems Canada, Ltd.	Canada
EPAM Systems Chile SpA	Chile
EPAM Continuum (Shanghai) Co., Ltd.	China
Guangzhou EPAM Systems Co., Ltd.	China
EPAM Systems (Suzhou) Co., Ltd.	China
EPAM Systems (Shenzhen) Co. Ltd.	China
EPAM Systems (Suzhou) Co., Ltd.	China – Beijing Branch
EPAM Systems (Suzhou) Co., Ltd.	China – Chengdu Branch
Suzhou Evelo Technology Company Limited	China
EPAM Systems Colombia S.A.S	Colombia
S4N Beyond S.A.S.	Colombia
S4N S.A.S.	Colombia
Seven4n S.A.S.	Colombia
EPAM Systems d.o.o.	Croatia
Emakina.HR d.o.o	Croatia
EPAM Systems (Cyprus) Limited	Cyprus
EPAM Systems (Czech Republic) s.r.o.	Czech Republic
EPAM Systems ApS	Denmark
EPAM Systems Dominicana SRL	Dominican Republic
EPAM Systems France	France
Emakina.FR SAS	France
EPAM Systems (Georgia) LLC	Georgia
EPAM Systems GmbH	Germany
test IO GmbH	Germany
COREtransform GmbH	Germany
Emakina.DE GmbH i.L.	Germany
EPAM Systems Hellas Single Member Private Company	Greece
EPAM Systems (Asia) Limited	Hong Kong
EPAM Systems (Hong Kong) Limited	Hong Kong

EPAM Systems Kft	Hungary
EPAM Systems India Private Limited	India
Emakina (INDIA) Private Limited	India
EPAM Systems (Ireland) Limited	Ireland
WhiteHat Cyber Labs Ltd.	Israel
Naya P.A.I. Technologies Ltd.	Israel
WhiteHat Ltd.	Israel
EPAM Systems Italy S.r.l.	Italy
EPAM Systems Japan G.K.	Japan
LLP EPAM Kazakhstan	Kazakhstan
EPAM Systems LLC (Kyrgyzstan)	Kyrgyzstan
EPAM Systems SIA	Latvia
Emakina Lb. S.A.L.	Lebanon
EPAM Sistemos, UAB	Lithuania
EPAM Sistemos, UAB "EPAM SISTEMOS" Kauno Branch	Lithuania-Kauno Branch
EPAM Systems (Malaysia) S.D.N.B.H.D.	Malaysia
JUST BI SDN BHD	Malaysia
Ricston Limited	Malta
EPAM Systems Mexico S. de R.L. de C.V.	Mexico
S4N Mexico S.C.	Mexico
EPAM Systems SRL	Moldova
EPAM Systems Montenegro d.o.o.	Montenegro
Just-BI BV	Netherlands
EPAM Systems Netherlands BV	Netherlands
Emakina.NL BV	Netherlands
S4N Panama S.A.	Panama
EPAM Systems Philippines	Philippines
EPAM Systems (Poland) sp z.o.o.	Poland
PolSource sp. z.o.o.	Poland
Emakina.PL Sp. z.o.o	Poland
EPAM Systems Portugal, Unipessoal Lda.	Portugal
EPAM Systems WLL	Qatar
Emakina Branch QFC	Qatar
Epam Systems International SRL	Romania
EPAM Systems Company Limited	Saudi Arabia
EPAM Systems d.o.o. Beograd	Serbia
Emakina.RS d.o.o. Novi Sad	Serbia
EPAM Systems PTE Ltd.	Singapore
Emakina Asia PTE Ltd	Singapore
EPAM System s.r.o.	Slovak Republic
Emakina ZA Proprietary Limited	South Africa
EPAM Systems Spain SL	Spain
Consultora de Telecomunicaciones Optiva Media, S.L.	Spain
EPAM Systems Nordic AB	Sweden
Emakina Commerce AB	Sweden
Emakina AB	Sweden

EPAM Systems (Switzerland) GmbH	Switzerland
COREtransform GmbH	Switzerland
Diamond Dogs Switzerland GmbH	Switzerland
Emakina.CH LABEL.ch SA	Switzerland
Emakina Bilgisayar Yazılım İnşaat Turizm Sanayi ve Ticaret A.Ş.	Turkey
Emakina Bilgisayar Yazılım İnşaat Turizm Sanayi ve Ticaret A.Ş. Ege Serbest Bölge Şubesi (Free-Zone Branch)	Turkey
Cloudcrazy Yazilim Danişmanlik Teknoloji Hiz. A.Ş.	Turkey
EPAM Systems Yazılım Geliştirme Ltd. Şti.	Turkey
EPAM Systems Turkey Yazılım Geliştirme Limited Şirketi İzmir Bilişim Vadisi Şubesi	Turkey
EPAM Systems Turkey Yazılım Geliştirme Limited Şirketi Antalya OSB Teknopark Şubesi	Turkey
EPAM Solutions LLC	Ukraine
EPAM Systems LLC	Ukraine
EPAM Digital LLC	Ukraine
Think Limited	United Kingdom
Ricston UK Limited	United Kingdom
EPAM Systems Ltd.	United Kingdom
PolSource Ltd.	United Kingdom
Great Fridays Limited	United Kingdom
COREtransform Ltd.	United Kingdom
Great Fridays, Inc.	Delaware Corp. USA
Alliance Consulting Global Holdings, Inc.	Delaware Corp. USA
PolSource Inc.	Nevada Corp. USA
Essentia Advisory Partners, LLC	Texas LLC USA
Alliance Global Services, LLC	Delaware LLC USA
Competentum-USA Ltd.	Delaware Corp. USA
ShareKnowledge Inc.	Delaware Corp. USA
EPAM DX, LLC	Delaware LLC USA
Continuum Innovation LLC	Delaware LLC USA
EPAM Upskill, LLC	Pennsylvania LLC USA
test IO, Inc.	Delaware Corp. USA
Naya P.A.I. Technologies Inc.	Delaware Corp. USA
Vested Development, Inc.	Delaware Corp. USA
S4N America Inc.	Washington Corp. USA
EPAM Systems LLC	New Jersey LLC USA
Alliance Global Services, Inc.	Delaware Corp. USA
Navigation Arts, Inc.	Delaware Corp. USA
EPAM Government Solutions, LLC	Delaware LLC USA
Continuum LLC	Massachusetts LLC USA
Emakina.US Inc.	New York Corp. USA
The Reference.US Inc.	New York Corp. USA
EPAM Global Campus, LLC	Delaware LLC USA
EPAM Software Engineering and Consultancy Services LLC – Dubai Branch	UAE

EPAM Systems FZ-LLC	UAE
COREtransform Consulting MEA Ltd.	UAE
Emakina FZ-LLC	UAE
Cloudworks Consulting FZ-LLC	UAE
Epam Software Engineering and Consultancy Services LLC	UAE
EPAM Systems Uruguay S.R.L	Uruguay
EPAM Systems FE LLC	Uzbekistan
LLC IT-PARK UNIVERSITY	Uzbekistan
EPAM Systems (Vietnam) Company Limited	Vietnam